UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

LSEB CREATIVE CORP.

 (Exact name of registrant as specified in its charter)

Wyoming	000-56443	83-4415385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 N. Gould St. #4000 Sheridan, WY 82801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 800-701-8561

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On February 4, 2026, LSEB Creative Corp. filed Articles of Amendment with the Wyoming Secretary of State whereby the Board of Directors were expressly authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate of designation or amendment pursuant to the Wyoming Business Corporation Act, to fix, before issuance, the designation, the number of shares constituting each series, powers, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof, of each series of Preferred Stock.

In addition, the Board of Directors approved a Certificate of Designation for Series A Convertible Preferred Stock. This newly designation class of preferred stock consists of one million (1,000,000) shares, par value $.0001 per share. Each holder of Series A Convertible Stock may from time to time, convert any or all of such holder’s shares of Series A Preferred into fully paid and non-assessable shares of common stock of the Company in an amount equal to 100 shares of the Company’s common stock. Series A Preferred votes together with common stock and is entitled to one hundred (100) votes of common stock for each preferred share held. In any liquidation, holders of Series A Preferred shares will not have any priority or preference with respect to any distribution of any assets of the Company. Shares of Series A Preferred have no dividend rights, and except as otherwise required by law, holders of Preferred Stock shall have no preemptive rights. The effective date of the amendment is February 27, 2026.

The designation of the Series A Convertible Preferred Stock is intended to facilitate a potential change of control transaction. As of the date of this report, no shares of Series A Convertible Preferred Stock have been issued, no definitive agreement providing for a change of control has been consummated, and no change of control of the Company has occurred.

The Company intends that, upon the closing of a definitive agreement, shares of Series A Convertible Preferred Stock may be issued to a purchaser in connection with such transaction. Any such issuance and resulting change of control, if and when consummated, will be disclosed in a subsequent Current Report on Form 8-K in accordance with applicable SEC reporting requirements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Certificate Of Amendment
3.2	Certificate of Designation – Series A Convertible Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSEB Creative Corp.

Date: March 2, 2026	/s/ Lauren Bentley
Lauren Bentley
Chief Executive Officer, Chairman of the Board of Directors

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